Exhibit 99.1

Press Contact:	Investor Contact:
Trinseo	Trinseo
Matthew Cassidy	Andy Myers
Tel : +1 610-240-3264	Tel : +1 610-240-3221
Email: mcassidy@trinseo.com	Email: aemyers@trinseo.com

Trinseo Provides Preliminary Third Quarter 2020 Financial Results; Announces Third Quarter 2020 Conference Call

BERWYN, Pa — October 19, 2020 — Trinseo (NYSE: TSE), a global materials company and manufacturer of plastics, latex binders and synthetic rubber, today announced expectations for its third quarter financial performance. Third quarter 2020 net income is estimated to be between $102 million and $109 million; Adjusted EBITDA is estimated to be between $100 million and $104 million. These results are inclusive of an estimated pre-tax net timing positive impact of $2 million.

For a reconciliation of estimated third quarter net income to Adjusted EBITDA see Note 1 below.

The Company notes that many end markets, including automotive, tires and construction, experienced strong demand recovery in the third quarter after weak demand during the second quarter due to the COVID-19 pandemic. Third quarter volumes in the Performance Plastics, Synthetic Rubber and Latex Binders segments were similar to prior year. In addition, margins across most segments were higher than prior year.

“We observed a strong recovery in demand in the third quarter, most notably in automotive, construction, and appliance applications,” said Frank Bozich, Trinseo’s President and Chief Executive Officer. “This demand recovery supplemented continued strength in packaging, protective sheeting, and consumer electronics, which had been more resilient through the pandemic. The momentum in demand recovery has thus far extended into October and we are hopeful that it will continue throughout the quarter.”

Further details will be communicated on Trinseo’s third quarter financial earnings conference call on Friday, November 6, 2020 at 10 a.m. Eastern Time. Commenting on the results will be Frank Bozich, President and Chief Executive Officer, and David Stasse, Executive Vice President and Chief Financial Officer. The conference call will include introductory comments followed by a question and answer session.

To register for this conference call, please use the following links:

●	Conference Call Registration – for those interested in asking questions during the Q&A session
●	Webcast Registration – for those interested in listening only (available 20 minutes before start of call)

After registering, you will receive a confirmation email with a meeting invitation and information for entry. Registration is open through the live call, but it is advised that you register at least one day in advance to ensure you are connected for the full call.

Trinseo will distribute its third quarter 2020 financial results via press release on Business Wire and post the release and presentation slides on the Company’s Investor Relations website on Thursday, November 5, 2020 after the market close. The Company will furnish copies of the financial results press release and presentation slides to investors by means of a Form 8-K filing with the U.S. Securities and Exchange Commission.

A replay of the conference call and transcript will be archived on the Company’s Investor Relations website shortly following the conference call. The replay will be available until November 6, 2021.

Unaudited financial data for the fiscal quarter ended September 30, 2020 presented above are preliminary, based upon our good faith estimates and subject to completion of our financial closing procedures. We have provided ranges for our expectations described above because our fiscal quarter closing procedures are not yet complete. While we expect that our final financial results for the quarterly period ended September 30, 2020, following the completion of our financial closing procedures, will be within the ranges described above, our actual results may differ materially from these estimates as a result of the completion of our financial closing procedures as well as final adjustments and other developments that may arise between now and the time that our financial results for this quarterly period are finalized. All of the data presented above has been prepared by and is the responsibility of management. This summary is not a comprehensive statement of our financial results for the quarterly period.

Note 1: Reconciliation of Non-GAAP Performance Measures to Net Income

We present Adjusted EBITDA as a non-GAAP financial performance measure, which we define as income from continuing operations before interest expense, net; income tax provision; depreciation and amortization expense; loss on extinguishment of long-term debt; asset impairment charges; gains or losses on the dispositions of businesses and assets; restructuring; acquisition related costs and other items.  In doing so, we are providing management, investors, and credit rating agencies with an indicator of our ongoing performance and business trends, removing the impact of transactions and events that we would not consider a part of our core operations.

We also present Adjusted Net Income and Adjusted EPS as additional performance measures. Adjusted Net Income is calculated as Adjusted EBITDA (defined beginning with net income, above), less interest expense, less the provision for income taxes and depreciation and amortization, tax affected for various discrete items, as appropriate. Adjusted EPS is calculated as Adjusted Net Income per weighted average diluted shares outstanding for a given period. We believe that Adjusted Net Income and Adjusted EPS provide transparent and useful information to management, investors, analysts and other stakeholders in evaluating and assessing our operating results from period-to-period after removing the impact of certain transactions and activities that affect comparability and that are not considered part of our core operations.

There are limitations to using the financial performance measures noted above. These performance measures are not intended to represent net income or other measures of financial performance.  As such, they should not be used as alternatives to net income as indicators of operating performance. Other companies in our industry may define these performance measures differently than we do. As a result, it may be difficult to use these or similarly-named financial measures that other companies may use, to compare the performance of those companies to our performance. We compensate for these limitations by providing reconciliations of these performance measures to our net income, which is determined in accordance with GAAP.

For the reasons discussed above, we are providing the following reconciliations of expected net income to Adjusted EBITDA and Adjusted EPS for the three months ended September 30, 2020.  See “Note on Forward-Looking Statements” below for a discussion of the limitations of these estimates. Amounts below may not sum due to rounding.

(Unaudited)
Three Months Ended
September 30,
(In millions, except per share data)	2020
Adjusted EBITDA	$100 - 104
Interest expense, net	(10)
Benefit from income taxes	48 - 51
Depreciation and amortization	(31)
Reconciling items to Adjusted EBITDA (a)	(5)
Net Income	102 - 109
Reconciling items to Adjusted Net Income (a)	4
Adjusted Net Income	106 - 113
Weighted average shares- diluted (b)	38.4
EPS (diluted)	$2.65 - 2.84
Adjusted EPS	$2.76 - 2.94

(a)	Reconciling items to Adjusted EBITDA and Adjusted Net Income for the three months ended September 30, 2020 reflect the Company’s preliminary estimate of adjustments for the period related primarily to the Company’s ongoing restructuring programs and strategic initiatives. The income tax expense (benefit) related to these items is estimated utilizing either (1) the estimated annual effective tax rate on our ordinary income based upon our forecasted ordinary income for the full year or, (2) for items treated discretely for tax purposes we utilized the applicable rates in the taxing jurisdictions in which these adjustments occurred.
(b)	Weighted average share information presented above is unaudited and remains preliminary, based upon our good faith estimates and subject to completion of our financial statement close procedures, as discussed above.

About Trinseo

Trinseo (NYSE:TSE) is a global materials solutions provider and manufacturer of plastics, latex binders, and synthetic rubber with a focus on delivering innovative, sustainable, and value-creating products that are intrinsic to our daily lives. Trinseo is dedicated to making a positive impact on society by partnering with like-minded stakeholders, and supporting the sustainability goals of our customers in a wide range of end-markets including automotive, consumer electronics, appliances, medical devices, packaging, footwear, carpet, paper and board, building and construction, and tires. Trinseo had approximately $3.8 billion in net sales with 2,700 employees globally in 2019. For more information, please visit: www.trinseo.com.

Use of non-GAAP measures

In addition to using standard measures of performance and liquidity that are recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use additional measures of income excluding certain GAAP items (“non-GAAP measures”), such as Adjusted Net Income, Adjusted EBITDA and Adjusted EPS. We believe these measures are useful for investors and management in evaluating business trends and performance each period. These income measures are also used to manage our business and assess current period profitability, as well as to provide an appropriate basis to evaluate the effectiveness of our pricing strategies. Such measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, as applicable. The definitions of each of these measures, further discussion of usefulness, and reconciliations of non-GAAP measures to GAAP measures are provided herein.

Note on Forward-Looking Statements

This press release may contain “forward-looking statements” including, without limitation, statements concerning plans, objectives, goals, projections, expectations, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. Forward-looking statements may be identified by the use of words like “expect,” “estimate,” “will,” “may,” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on the Company’s current expectations and assumptions regarding the impact from the COVID-19 pandemic, the Company’s business, the economy and other future conditions. Specific factors that could cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, risks related to the ongoing impact of the COVID-19 pandemic and those discussed in the Company’s Annual Report for the year ended December 31, 2019 filed with the Securities and Exchange Commission (“SEC”), in subsequent Quarterly Reports on Form 10-Q and in other filings and furnishings made by the Company with the SEC from time to time. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance. As a result of these or other factors, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof and are not a guarantee of future performance. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.